Exhibit 10.3

Prepared By and Return To:

Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive, 4th Floor
Costa Mesa, CA 92626-1993
Attn: David E. Hengstler, Esq.

Lots: 5 & 7
Block: 1201

THIS SPACE ABOVE FOR RECORDER'S USE

MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

by and between

KBSII 100-200 CAMPUS DRIVE, LLC,
a Delaware limited liability company

("Mortgagor")

and

U.S. BANK NATIONAL ASSOCIATION,
a National Banking Association, as administrative bank and lead arranger

("Mortgagee")

Amount: $235,000,000.00 (subject to increase in an aggregate amount of up to $335,000,000)

Dated: February 27, 2013

Premises:	Borough of Florham Park
County of Morris
State of New Jersey

MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE SECURES FUTURE ADVANCES

(The promissory notes secured hereby provide for a fluctuating interest rate)

THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING is made as of February 27, 2013 by KBSII 100-200 CAMPUS DRIVE, LLC, a Delaware limited liability company, as mortgagor ("Mortgagor") to U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent as described below (in such capacity, "Mortgagee"). The address of Mortgagor is c/o KBS Capital Advisors LLC, 590 Madison Avenue, 26th Floor, New York, NY 10022, Attention: Randi Kaufman, Senior Vice President, Asset Management. The address of Mortgagee is Commercial Real Estate, 4100 Newport Place, Suite 900, Newport Beach, CA 92660, Attention: Loan Administration. Mortgagee is acting as the agent for itself and all other "Lenders" now or hereafter existing under that certain Loan Agreement of even date herewith (the "Loan Agreement") between Mortgagor and each of the other borrowers (individually, each a "Borrower" and collectively, the "Borrowers") from time to time a party thereto, Mortgagee, as "Agent" and the "Lenders" described therein. As used herein, the term "Lenders" shall have the same meaning that is given to such term in the Loan Agreement.
THIS MORTGAGE is given, among other things, for the purpose of securing a revolving and term loan (the "Loan") from Lenders, as lenders, to Borrowers, as borrowers, as more fully described in the Loan Agreement, the proceeds of which are to be used to pay, among other things, a portion of the costs of financing certain real property located in the Borough of Florham Park, County of Morris, State of New Jersey, which real property is more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the "Land").
FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Mortgagor, as mortgagor, hereby irrevocably mortgages, grants, bargains, sells, transfers, conveys and assigns to Mortgagee for the benefit and security of Mortgagee (as agent for the Lenders), under and subject to the terms and conditions hereinafter set forth, the Land;
TOGETHER WITH any and all buildings and improvements now or hereafter erected on the Land including, without limitation, the fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings and improvements (the "Improvements"), all of which are deemed and construed to be a part of the realty (the Land and the Improvements are collectively referred to herein as the "Premises");
TOGETHER WITH all Leases (as defined in Section 2.1 below) and all Rents (as defined in Section 2.1 below);

TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Premises;
TOGETHER WITH all right, title, and interest of Mortgagor in (a) the property and interests in property described on Exhibit B attached hereto and incorporated herein by reference, (b) all other personal property now or hereafter owned by Mortgagor that is now or hereafter located on or used in connection with the Premises, (c) all other rights and interests of Mortgagor now or hereafter held in personal property that is now or hereafter located on or used in connection with the Premises, and (d) all proceeds thereof (such personal property and proceeds are collectively referred to in this Mortgage as the "Personal Property");
TOGETHER WITH all easements, rights-of-way and rights now owned or hereafter acquired by Mortgagor used in connection therewith or as a means of access thereto, including, without limitation, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto, and all water and water rights and shares of stock evidencing the same;
TOGETHER WITH all leasehold estate, right, title and interest of Mortgagor in and to all leases, subleases, licenses, franchises and other agreements covering the Premises or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;
TOGETHER WITH all right, title and interest now owned or hereafter acquired by Mortgagor in and to any greater estate in the Premises;
TOGETHER WITH all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;
TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Mortgagor now has or may hereafter acquire in the Premises, and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Mortgaged Property (as hereinafter defined), including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.
The entire estate, property and interest hereby conveyed to Mortgagee may hereafter be collectively referred to as the "Mortgaged Property."
FOR THE PURPOSE OF SECURING:

(a)
payment of all principal, interest, prepayment fees and other charges, late charges and loan fees, and all other sums owing under or evidenced by one or more promissory notes in the aggregate stated principal amount of $235,000,000, subject to increase in an aggregate amount of up to $335,000,000.00 on the terms and conditions set forth in the Loan Agreement, each now or hereafter executed and delivered by Borrowers to the order of one or more Lenders pursuant to the Loan Agreement (together with all other promissory notes now or hereafter given and/or executed pursuant to the terms of the Loan Agreement and/or given in substitution thereof or in modification, supplement, increase, addition, renewal or extension thereof, in whole or in part, whether one or more, as any or all of such promissory notes may from time to time be renewed, extended, supplemented, increased or modified, collectively, the "Notes") which Notes and Loan Agreement and any and all modifications, extensions, renewals, supplements, additions, and replacements thereof are by this reference hereby made a part hereof;

(b)	payment of all sums advanced by Mortgagee or Lenders to protect the Mortgaged Property, with interest thereon from the date of the advance at the Default Rate (as defined in the Notes);

(c)	payment of all sums owing by any Borrower to Mortgagee or Lenders under the Deeds of Trust (as defined in the Loan Agreement);

(d)
payment of all other sums, with interest thereon, which may hereafter be loaned to Borrowers, or their successors or assigns, by Lenders, or their successors or assigns when evidenced by a promissory note or notes executed by a Borrower reciting that they are secured by this Mortgage and/or the other Deeds of Trust;

(e)
performance of every obligation, covenant or agreement of each Borrower contained herein and in the Loan Agreement and/or the other Deeds of Trust, and all supplements, amendments and modifications thereto and all extensions and renewals thereof;

(f)
performance of every obligation, covenant and agreement of each Borrower contained in any agreement now or hereafter executed by Mortgagor which recites that the obligations thereunder are secured by this Mortgage and/or the other Deeds of Trust;

(g)	compliance with and performance of each and every material provision of any declaration of covenants, conditions and restrictions pertaining to the Mortgaged Property or any portion thereof; and

(h)
all present and future debts, obligations and liabilities of Borrowers or one or more Borrowers (or any Affiliate of Borrowers or one or more Borrowers) under or relating to any and all present and future Swap Transactions and Swap Contracts which Borrowers or one or more Borrowers (or any Affiliate of Borrowers or one or more Borrowers) elects to enter into with U.S. Bank National Association or another Lender or any Affiliate of U.S. Bank National Association or another Lender in connection with or relating to the Loan, heretofore, now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.
Notwithstanding the above or anything in this Mortgage or any other Loan Document to the contrary, however, this Mortgage shall not secure (i) Borrowers' obligations under the Environmental Indemnity (as defined in the Loan Agreement), (ii) any third party guaranty of the Loan or Borrowers' obligations under the Loan Documents, or (iii) any other Loan Document that specifically states that it is not secured by this Mortgage. All initially capitalized terms used herein without definition are as defined in the Loan Agreement. The rate of interest of the obligation secured hereunder may vary from time to time.
TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:
ARTICLE I
COVENANTS AND AGREEMENTS OF MORTGAGOR
1.1    Payment of Secured Obligations. Mortgagor shall pay when due the principal of and the interest on the indebtedness evidenced by the Notes, all charges, fees and other sums as provided in the Loan Documents (including, without limitation, any prepayment fee); the principal of and interest on any future advances secured by this Mortgage; and the principal of and interest on any other indebtedness secured by this Mortgage.
1.2    Maintenance, Repair, Alterations, and Compliance with Laws. Mortgagor shall keep the Mortgaged Property in good condition and repair; Mortgagor shall not remove, demolish or substantially alter any of the Improvements except upon the prior written consent of Mortgagee except that the foregoing shall not limit Mortgagor's right to undertake any tenant improvements for tenants under their leases (approved or deemed approved by Mortgagee) or any capital improvements to the Improvements; Mortgagor shall complete promptly and in a good and workmanlike manner any Improvement which may be now or hereafter constructed on the Land and promptly restore in like manner any portion of the Improvements which may be damaged or destroyed thereon from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor; Mortgagor shall comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Property or any part thereof or requiring any alterations or improvements, and the requirements of insurance companies and any bureau or agency which establishes standards of insurability; Mortgagor shall not commit or permit any physical waste or deterioration of the Mortgaged Property, and shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; Mortgagor shall not commit, suffer or permit any act to be done in or upon the Mortgaged Property in violation of any law, ordinance or regulation; and Mortgagor shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to maintain and preserve its value. Mortgagor shall not apply for, willingly suffer or permit any change in zoning, subdivision, or land use regulations affecting the Premises without the consent of Mortgagee. Mortgagor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Mortgagee's written consent.
1.3    Required Insurance. Mortgagor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to Mortgagee or Lenders, all policies of insurance that are required pursuant to the Loan Agreement or other Loan Documents, or that are otherwise reasonably required by Mortgagee. The insurers, coverages, endorsements, certificates, liability limits and all other matters relating to such insurance policies shall be subject to the requirements set forth in Exhibit "G" to the Loan Agreement which is incorporated herein by this reference.
1.4    Delivery of Policies, Payment of Premiums.
(a)At Mortgagee's option all policies of insurance must either have attached thereto a lender's loss payable endorsement for the benefit of Mortgagee in form satisfactory to Mortgagee or must name Mortgagee as an additional insured (in each case, in accordance with the requirements of the Loan Agreement). At Mortgagee's option, Mortgagor shall furnish Mortgagee with an original of all policies of insurance required under Section 1.3 above or a certificate of insurance for each required policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage (and subject to any further requirements set forth in the Loan Agreement). If Mortgagee consents, Mortgagor may provide any of the required insurance through blanket policies carried by Mortgagor and covering more than one location, or by policies procured by a party holding under Mortgagor; provided, however, all such policies must be in form and substance and issued by companies reasonably satisfactory to Mortgagee. No less than 5 days prior to the expiration of each required policy, Mortgagor shall deliver to Mortgagee evidence satisfactory to Mortgagee of the renewal or replacement of such policy continuing insurance in the form required by this Mortgage and payment of premiums for any such policies within 10 days of the availability of same. All such policies must contain a provision that, notwithstanding any contrary agreement between Mortgagor and an insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrender, reduced in scope or limits of coverage or otherwise materially amended, without at least thirty (30) days' prior written notice to Mortgagee.
(b)In the event Mortgagor fails to provide, maintain, keep in force or deliver to Mortgagee the policies of insurance required by this Mortgage or by any Loan Document, Mortgagee may (but has no obligation to), following no less than five (5) business days prior written notice to Mortgagor, (provided such notice shall not be required if any policy could lapse), procure such insurance or single-interest insurance for such risks covering Mortgagee's interest, and Mortgagor will pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Mortgagor, the amount advanced by Mortgagee with respect to all such premiums will bear interest at the Default Rate.
1.5    Casualties; Insurance Proceeds. Mortgagor shall give prompt written notice thereof to Mortgagee after the occurrence of any casualty to or in connection with the

Mortgaged Property or any part thereof, whether or not covered by insurance. In the event of such casualty, all proceeds of insurance must be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. If Mortgagor receives any proceeds of insurance resulting from such casualty, Mortgagor shall promptly pay over such proceeds to Mortgagee. Notwithstanding the above, provided that (i) such proceeds do not exceed $500,000 for the Mortgaged Property, (ii) no Event of Default exists, and (iii) the casualty does not materially impair the value of the Mortgaged Property, Mortgagor may retain such proceeds (which shall be applied to the restoration of the Improvements to the extent required to repair a casualty). At all times during the existence of an Event of Default, Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance. In the event of any damage or destruction of the Premises, Mortgagee shall apply all loss proceeds remaining after deductions of all expenses of collection and settlement thereof, including, without limitation, reasonable attorneys' and adjustors' fees and expenses, to the restoration of the Improvements but only as repairs or replacements are effected and continuing expenses become due and payable; provided that the following conditions are met: (a) no Event of Default exists that has not been cured; (b) the Loan is in Balance (taking into account all costs of reconstruction and the amount of the loss proceeds, if any, the amount of operating expenses and interest that will accrue under the Notes, and any additional funds deposited by Mortgagor with Mortgagee to pay for such costs of reconstruction); (c) Mortgagee has determined, in its sole discretion, that the damage or destruction can be repaired and that the damaged portion of the Improvements can be completed according to the requirements of the Loan Agreement; (d) Mortgagee and all applicable governmental authorities have approved the final plans and specifications for reconstruction of the damaged portion of the Improvements; (e) Mortgagee has approved, for the reconstruction of the damaged portion of the Improvements, in its sole discretion, the budget, the construction schedule and the construction contract; and (f) Mortgagee has determined, in its sole discretion, that after the reconstruction work is completed, the ratio of the then applicable Committed Amount to the then "As-Is" appraised value (based on evidence reasonably satisfactory to Mortgagee, including, if required by Mortgagee or Mortgagor, updated Appraisals approved by Mortgagee, which approval shall not be withheld unreasonably) of the Properties does not exceed the Maximum Committed Amount Leverage Ratio (as defined in the Loan Agreement), provided Mortgagor may pay down the outstanding principal amount of the Loan, or cancel applicable undisbursed amount(s) of the Revolving Portion so that the Maximum Committed Amount Leverage Ratio is satisfied. If any one or more of such conditions set forth herein have not been met, Mortgagee will not be obligated to make any further disbursements pursuant to the Loan Agreement, and Mortgagee shall apply all loss proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes (without payment of a prepayment premium other than the Interest Differential), together with all accrued interest thereon, in such order as Mortgagee may elect, notwithstanding that the outstanding balance may not be due and payable. Nothing herein contained will be deemed to excuse Mortgagor from repairing or maintaining the Mortgaged Property as provided in Section 1.2 hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are insurance proceeds available to Mortgagor or whether any such proceeds are sufficient in amount, and the application or release by Mortgagee of any insurance proceeds will not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such notice.
1.6    Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by Section 1.3 will inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Mortgaged Property.
1.7    Indemnification; Subrogation; Waiver of Offset.
(a)If Mortgagee or any Lenders are made a party to any litigation concerning the Notes, this Mortgage, the other Deeds of Trust, any of the Loan Documents, the Mortgaged Property or any part thereof or interest therein, or the occupancy of the Mortgaged Property by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee and such Lenders harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Mortgagee and such Lenders as a result of any such litigation, whether or not any such litigation is prosecuted to judgment. However, Mortgagor will not be obligated to indemnify, defend and hold Mortgagee and such Lenders harmless from any claims which arise solely out of the gross negligence or willful misconduct of Mortgagee or such Lenders. Mortgagee and such Lenders may employ an attorney or attorneys to protect their rights hereunder, and in the event of such employment following any breach by Mortgagor, Mortgagor shall pay Mortgagee and such Lenders reasonable attorneys' fees and expenses incurred by them, whether or not an action is actually commenced against Mortgagor by reason of its breach. This Section 1.7 will not apply to any matters covered by the Environmental Indemnity.
(b)Mortgagor waives any and all right to claim or recover against Mortgagee or any Lender, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.
(c)All sums payable by Mortgagor pursuant to this Mortgage must be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder will in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference by any third party with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee or any Lender, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (v) any claim which Mortgagor has or might have against Mortgagee or any Lender; (vi) any default or failure on the part of Mortgagee or any Lender to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Mortgagor has notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagor.
1.8    Taxes and Impositions.
(a)Mortgagor shall pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property, which are assessed or imposed upon the Mortgaged Property, or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Property, or any part thereof, or upon any person, property, equipment or other facility used in the operation or maintenance thereof (all the above collectively hereinafter referred to as "Impositions"); provided, however, that if, by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.
(b)If at any time after the date hereof there is assessed or imposed (i) a tax or assessment on the Mortgaged Property in lieu of or in addition to the Impositions payable by Mortgagor pursuant to Section 1.8(a), or (ii) a license fee, tax or assessment imposed on Mortgagee or any Lender and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees will be deemed to be included within the term "Impositions" as defined in Section 1.8(a) and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Mortgagor fails to pay such Impositions prior to delinquency, Mortgagee may at its option declare all obligations secured hereby together with all accrued interest thereon, immediately due and payable. Anything to the contrary herein notwithstanding, Mortgagor will have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Mortgagee or any Lender or on the obligations secured hereby.
(c)Subject to the provisions of Section 1.8(d) and upon request by Mortgagee, Mortgagor shall deliver to Mortgagee before any such Imposition is due and payable official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Mortgagee, evidencing the payment thereof.
(d)Mortgagor has the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate proceedings,

but this will not be deemed or construed in any way as relieving, modifying or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section 1.8, unless Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent to so contest or object to an Imposition, and unless, at Mortgagee's sole option, (i) Mortgagor demonstrates to Mortgagee's reasonable satisfaction that the proceedings to be initiated by Mortgagor will conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Mortgagor furnishes a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee; or (iii) Mortgagor demonstrates to Mortgagee's reasonable satisfaction that Mortgagor has provided as good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.
(e)[Intentionally Deleted].
(f)Mortgagor shall not suffer, permit or initiate the joint assessment of any real and personal property which may constitute all or a portion of the Mortgaged Property or suffer, permit or initiate any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes will be assessed, levied or charged to the Mortgaged Property as a single lien.
(g)Upon the request of Mortgagee, Mortgagor shall promptly cause to be furnished to Mortgagee, at Mortgagor's expense, a tax reporting service covering the Mortgaged Property of the type, duration and with a company satisfactory to Mortgagee.
1.9    Utilities. Mortgagor shall pay or shall cause to be paid when due all utility charges that are incurred by Mortgagor for the benefit of the Mortgaged Property or that may become a charge or lien against the Mortgaged Property for gas, electricity, water or sewer services furnished to the Mortgaged Property and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Mortgaged Property or any portion thereof, whether or not such taxes, assessments or charges are or may become liens thereon.
1.10    Actions Affecting Mortgaged Property. Mortgagor shall give Mortgagee prompt written notice of the assertion of any claim with respect to, or the filing of any action or proceeding purporting to affect the Mortgaged Property, the security hereof or the rights or powers of Mortgagee. Mortgagor shall appear in and contest any such action or proceeding and shall pay all costs and expenses, including cost of evidence of title and attorneys' fees, in any such action or proceeding in which Mortgagee may appear.
1.11    Actions By Mortgagee to Preserve Mortgaged Property. If Mortgagor fails to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Mortgagee, in its own discretion, without obligation so to do, without releasing Mortgagor from any obligation, and without notice to or demand upon Mortgagor, may make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof, provided Mortgagee shall send one Business Day prior written notice of same to Mortgagor. In connection therewith (without limiting their general powers, whether conferred herein, in other Loan Documents or by law), during the continuance of an Event of Default, and subject to the rights of tenants under their leases Mortgagee have and are hereby given the right, but not the obligation, following written notice to Mortgagor, (i) to enter upon and take possession of the Mortgaged Property in accordance and compliance with applicable law; (ii) to make additions, alterations, repairs and improvements to the Mortgaged Property that Mortgagee may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or that may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt that in the judgment of Mortgagee may affect or appears to affect the security of this Mortgage or be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including attorneys' fees and costs or other necessary or desirable consultants. Mortgagor shall, immediately upon demand therefor by Mortgagee, pay to Mortgagee an amount equal to all costs and expenses reasonably incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver's, trustee's and attorneys' fees, together with interest thereon from the date of such expenditures at the Default Rate.
1.12    Transfer of Mortgaged Property Or Ownership Interests by Mortgagor. In order to induce Lenders to make the loan secured hereby, Mortgagor agrees that, in the event of any "transfer" (as defined below), without the prior written consent of Mortgagee, Mortgagee has the absolute right at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transfer will not be deemed to be a waiver of the right to require consent to future or successive transfers. Mortgagee may grant or deny such consent in its sole discretion, and may impose any conditions to such consent in its sole discretion (including, without limitation, changes to the terms of the loan and the imposition of fees) and, if consent should be given, any such transfer will be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Mortgagor or any maker or guarantor of the Notes from any liability thereunder without the prior written consent of Mortgagee. As used herein, "transfer" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, mortgage, encumbrance, lien, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein (other than the Permitted Encumbrances), whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property (excluding, however, any leases entered into in accordance with the requirements of the Loan Agreement, and any other transfers that are specifically permitted by the terms of the Loan Agreement). The term "transfer" also includes the direct or indirect transfer, assignment, withdrawal, hypothecation or conveyance of legal or beneficial ownership of any membership, partnership, stock or other ownership interest (an "ownership interest") that results in a change in control of Mortgagor or in any member or partner of Mortgagor (excluding, however, transfers of stock or limited partnership interests in a publicly traded company, or a change in control of a publicly traded company). Notwithstanding anything stated to the contrary in this Mortgage or in any of the other Loan Documents, any transfers (or the pledge or encumbrance ) of equity interests or other interests in KBSII REIT Acquisition I, LLC, or in any of the direct or indirect owners of KBSII REIT Acquisition I, LLC (including, without limitation, KBS REIT Properties II, LLC, KBS Limited Partnership II or KBS Real Estate Investment Trust II, Inc.) shall not be prohibited (and shall be expressly permitted) provided that KBS Real Estate Investment Trust II, Inc. continues to own, either directly or indirectly, 100% of the ownership interests in Mortgagor.
1.13    Full Performance Required; Survival of Warranties. All representations, warranties and covenants of Mortgagor contained in any loan application or made to Mortgagee or Lenders in connection with the loan secured hereby or contained in the Loan Documents or incorporated by reference therein, will survive the execution and delivery of this Mortgage and will remain continuing obligations, warranties and representations of Mortgagor so long as any portion of the obligations secured by this Mortgage remains outstanding.
1.14    Eminent Domain. If any proceeding or action is commenced for the taking of the Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Mortgagor receive any notice or other information regarding such proceeding, action, taking or damage, Mortgagor shall give prompt written notice thereof to Mortgagee. If an Event of Default exists, Mortgagee is entitled at its option, if Mortgagee determines its security is impaired, to commence, appear in and prosecute in its own name any such action or proceeding. If an Event of Default exists, Mortgagee is also entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, damages, rights of action and proceeds awarded to Mortgagor by reason of any such taking or damage to the Premises or any part thereof or any interest therein for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (the "Condemnation Proceeds") are hereby assigned to Mortgagee and Mortgagor agrees to execute such further assignments of the Condemnation Proceeds as Mortgagee may require. After deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys' fees, incurred by it in connection with any such action or proceeding, Mortgagee shall apply all such Condemnation Proceeds to the restoration of the Improvements (other than Condemnation Proceeds attributable to temporary use or occupancy which may be applied, at Mortgagee's option, to installments of principal and interest and other charges due under the Notes and other Loan Documents when the same become due and payable, without payment of a prepayment premium other than the Interest Differential) provided that:
(a)the taking or damage will not, in Mortgagee's reasonable judgment, materially impair the security for the Loan; and
(b)all conditions set forth in Section 1.5 are met.
If all of the above conditions are met, Mortgagee shall disburse the Condemnation Proceeds in accordance with the Loan Agreement and only as repairs or replacements are effected and continuing expenses become due and payable. If any one or more of the above conditions are not met, Mortgagee shall apply all of the Condemnation Proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes (without payment of prepayment premiums other than the Interest Differential), together with all accrued interest thereon, in such order as Mortgagee may elect, notwithstanding that said outstanding balance may not be due and payable, and Mortgagee will have no further obligation to make disbursements pursuant to the Loan Agreement or the other Loan Documents. If the Condemnation Proceeds are not sufficient to repay the portion of the Loan allocable to the Mortgaged Property encumbered by this Mortgage, and Mortgagee or Lenders have determined that its security for the Loan is materially impaired, Mortgagor shall immediately pay any remaining balance allocable to the Mortgaged Property, together with all accrued interest thereon. Application or release of the Condemnation Proceeds as provided herein will not cure or waive any default or notice of default hereunder or under any other Loan Document or invalidate any act done pursuant to such notice. Notwithstanding the above, provided that the Condemnation Proceeds do not exceed $500,000 for the Mortgaged Property, no Event of Default exists, and the taking has not materially impaired the value of the Mortgaged Property, Mortgagor may retain such Condemnation Proceeds.
1.15    Additional Security. No other security now existing, or hereafter taken, to secure the obligations secured hereby will be impaired or affected by the execution of this Mortgage; and all additional security will be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness will not diminish the force, effect or lien of this Mortgage and will not affect or impair the liability of any maker, surety or endorser for the payment of said indebtedness. If Mortgagee at any time holds additional security for any of the obligations secured hereby, Mortgagee may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.
1.16    [Intentionally Deleted].
1.17    Successors and Assigns. This Mortgage applies to, inures to the benefit of (subject, however, to all restrictions on transfer provided in Section 1.12) and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Mortgagee" includes the present agent and all future agents of the Lenders pursuant to the provisions of the Loan Agreement, whether or not named as Mortgagee herein. This Section 1.17 will not be deemed a waiver of the provisions of Section 1.12 hereof.
1.18    Inspections. Mortgagee, or its agents, representatives or workers, are authorized to, upon no less than twenty-four (24) hours prior written notice to Mortgagor, and subject to the rights of tenants under their leases and, if no Event of Default exists, at Mortgagee's sole cost and expense, enter at any reasonable time upon or in any part of the Mortgaged Property for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform hereunder or under the terms of any of the Loan Documents.
1.19    Liens.
(a)Mortgagor shall pay and promptly discharge, at Mortgagor's cost and expense, all liens, encumbrances and charges (collectively, "Liens") upon the Mortgaged Property, or any part thereof or interest therein; provided, however, that Mortgagor has the right to contest in good faith and with reasonable diligence the validity of any such Liens, and pending such contest Mortgagor shall not be deemed in default hereunder if Mortgagor, within twenty (20) days of Mortgagee's written request, obtains an appropriate surety bond and takes all other actions required to remove and release such Lien as an encumbrance against all and any portion of the Mortgaged Property; provided, further, however, Mortgagee and Lenders will not be required to make any further disbursements of the Loan until all such Liens have been removed as encumbrances against all and any portion of the Mortgaged Property, and have been insured against by the Title Company to Mortgagee's satisfaction.
(b)Intentionally Deleted.
(c)Intentionally Deleted.
(d)Mortgagor shall cause, as a condition precedent to the closing of the loan secured hereby, Mortgagee’s title insurer to insure in a manner acceptable to Mortgagee in its sole discretion, that this Mortgage shall be a valid and existing first priority lien on the Mortgaged Property free and clear of any and all exceptions for mechanic’s and materialman’s liens and all other liens and exceptions except as set forth in the mortgagee’s policy of title insurance accepted by Mortgagee, and such title insurance policy may not contain an exception for broken lien priority and may not include any pending disbursement endorsement, or any similar limitation or coverage or requiring future endorsements to increase mechanic lien coverage under the Title Policy (as defined in the Loan Agreement).
(e)Subject to the terms of Section 1.19(a) above and Section 1.19(f) below, Mortgagor shall pay and promptly discharge, at Mortgagor’s cost and expense, all liens, encumbrances and charges upon the Mortgaged Property, or any part thereof or interest therein whether inferior or superior to this Mortgage and keep and maintain the same free from the claim of all persons supplying labor, services or materials that will be used in connection with or enter into the construction of any and all buildings now being erected or that hereafter may be erected on the Mortgaged Property regardless of by whom such services, labor or materials may have been contracted.
(f)Notwithstanding the foregoing or anything else contained in this Agreement which may be construed to the contrary, in the event that any action or other proceeding is instituted to enforce or foreclose any Lien against any of the Mortgaged Property, the Mortgagor shall immediately (and in any event within five days of request by Mortgagee, or five days prior to any scheduled foreclosure sale, whichever is sooner) make such payments, obtain such surety bonds and/or take such other action as the Mortgagee may, in its sole discretion, require in order to release the Lien. If Mortgagor fails to remove and discharge any such Lien as required above, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but is not obligated to, subject to Mortgagor's right to contest same, discharge the same, either by paying the amount claimed to be due, providing alternate security in the manner set forth above, or by procuring such discharge in such manner as is or may be prescribed by law. Mortgagor shall, immediately upon demand therefor by Mortgagee, pay to Mortgagee an amount equal to all costs and expenses incurred by Mortgagee in connection with the exercise by

Mortgagee of the foregoing right to discharge any such Lien together with interest thereon from the date of such expenditure at the Default Rate.
1.20    [Intentionally Deleted]
1.21    Mortgagee's Powers. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of all unpaid obligations, Mortgagee or any Lender may, from time to time and without notice (i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. For purposes of clarification, this Section 1.21 does not grant Mortgagee the right to modify the terms of the Loan without Mortgagor's consent.
1.22    Financial Statements. Mortgagor shall deliver to Mortgagee copies of such financial statements, balance sheets, profit and loss statements, operating statements, income and expense statements and other financial information in reasonable detail and at the times required by the Loan Agreement. All such statements must be prepared in accordance with the requirements of the Loan Agreement and Mortgagee has the right to audit and inspect all books and records relating thereto, provided, if no Event of Default exists, such audit and inspection shall be at its sole cost and expense.
1.23    Trade Names. At the request of Mortgagee, Mortgagor shall execute a certificate in form satisfactory to Mortgagee listing the trade names or fictitious business names under which Mortgagor intends to operate the Mortgaged Property or any business located thereon and representing and warranting that Mortgagor does business under no other trade names or fictitious business names with respect to the Mortgaged Property. Mortgagor shall immediately notify Mortgagee in writing of any change in said trade names or fictitious business names, and will, upon request of Mortgagee, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.
1.24    Leasehold. If a leasehold estate constitutes a portion of the Mortgaged Property, Mortgagor agrees not to amend, change, terminate or modify such leasehold estate or any interest therein without the prior written consent of Mortgagee. Consent to one amendment, change, agreement or modification will not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Mortgagor shall perform all obligations and agreements under said leasehold and shall not take any action or omit to take any action which would effect or permit the termination of said leasehold. Mortgagor agrees to promptly notify Mortgagee in writing with respect to any default or alleged default by any party thereto and to deliver to Mortgagee copies of all notices, demands, complaints or other communications received or given by Mortgagor with respect to any such default or alleged default. Mortgagee has the option to cure any such default and to perform any or all of Mortgagor's obligations thereunder. All sums expended by Mortgagee or Lenders in curing any such default will be secured hereby and will be immediately due and payable without demand or notice and will bear interest from date of expenditure at the Default Rate.
ARTICLE II
ASSIGNMENT OF RENTS AND LEASES
2.1    Assignment. Mortgagor does hereby absolutely, unconditionally and irrevocably grant, convey, assign, transfer and set over unto Mortgagee the following, as security for the payment and performance of the obligations secured by this Mortgage:
(a)all rights, title, interests, estates, powers, privileges, options and other benefits of Mortgagor in, to and under any and all leases, subleases, licenses, concessions, tenancies and any other agreements creating the right of possession without a transfer of title, whether oral or written, and whether now or hereafter existing, which cover or affect all or any portion of the Premises, together with all renewals, extensions, modifications, amendments, guaranties, subleases and assignments thereof (herein collectively referred to as the "Leases"); and
(b)all of the rents, income, receipts, revenues, issues, profits and other sums of money (hereinafter collectively called the "Rents") that are now and/or at any time hereafter become due and payable to Mortgagor under the terms of the Leases or arising or issuing from or out of the Leases or from or out of the Premises or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, security deposits, advance rents, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Premises and all of Mortgagor's rights to recover monetary amounts from any lessee in bankruptcy, conservatorship, receivership or similar proceeding including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, disaffirmances, repudiations, and similar actions, under the Federal Bankruptcy Code, the Federal Deposit Insurance Act and other statutes governing the rights of creditors, including specifically the immediate and continuing right to collect and receive each and all of the foregoing.
2.2    Mortgagor hereby represents and warrants unto Mortgagee and Lenders that: (i) Mortgagor is the sole owner of the entire lessor's interest in the Leases and has good title and good right to assign the Leases and Rents hereby assigned and no other person or entity has any right, title or interest therein; (ii) Mortgagor has duly and punctually performed all of the terms, covenants, conditions and warranties of the Leases that were to be kept, observed and performed by it to date; (iii) Mortgagor has not at any time prior to the date hereof exercised any right to subordinate any Lease to any deed of trust or mortgage or any other encumbrance of any kind; (iv) Mortgagor has not executed any prior assignments of the Leases or the Rents; (v) except as disclosed to Mortgagee in writing, (and approved or deemed approved by Mortgagee) no Rents owing under any existing Lease for any period subsequent to the date hereof (other than the first month's rent or the current month's rent) has been collected in advance; (vi) Mortgagor has not performed any act or executed any other instrument which might prevent Mortgagee from enjoying and exercising any of its rights and privileges evidenced hereby; and (vii) except as disclosed to Mortgagee in writing, each of the existing Leases are valid and subsisting and in full force and effect and unmodified, there exists no defense, counterclaim or set-off to the payment of the Rents thereunder, there are no defaults now existing thereunder and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default.
2.3    Mortgagor agrees that, so long as the indebtedness evidenced by the Notes or any part thereof or any other indebtedness secured by this Mortgage shall remain unpaid, Mortgagor shall not (and any such actions taken by Mortgagor in violation of the following provisions shall be null and void), unless Mortgagee consents thereto in advance in writing in Mortgagee's sole discretion: (i)  to the extent the same is prohibited under the terms of the Loan Agreement enter into any Lease covering any portion of the Premises, nor renew or extend the term of any Lease (unless an option therefor was originally reserved by the lessee in the Lease), or relocate or expand the floor space of any lessee under a Lease within the Premises (unless an option therefor was originally reserved by the lessee in the Lease); (ii) make any assignment, pledge or disposition of the Leases or the Rents; (iii) subordinate any of the Leases to any deed of trust or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; (iv) to the extent the same is prohibited under the terms of the Loan Agreement reduce the Rents payable under any of the Leases, nor modify, alter or amend any of the Leases or waive, excuse, condone, discount, set off, compromise or in any manner release or discharge any lessee under any Lease of and from any obligations, covenants, conditions and agreements to be kept, observed and performed by such lessee, including the obligation to pay the Rents thereunder in the manner and at the place and time specified therein; (v) incur any indebtedness to a lessee under or guarantor of any Lease which may under any circumstance be used as an offset against the Rents or other payments due under said Lease; (vi) to the extent the same is prohibited under the terms of the Loan Agreement exercise any option required or permitted by the terms of any of the Leases without the prior written consent of Mortgagee; (vii) receive or collect any Rents from any present or future lessee of the Premises or any part thereof for a period of more than one month in advance of the date on which such payment is due; (ix) to the extent the same is prohibited under the terms of the Loan Agreement cancel or terminate any of the Leases, accept a surrender thereof, commence an action of ejectment or any summary proceedings for dispossession of a lessee under any of the Leases, or convey or transfer or suffer or permit a conveyance or transfer of the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of any lessee thereunder; (x) to the extent the same is prohibited under the terms of the Loan Agreement consent to an assignment or sublease of the interest and estate of any lessee under any of the Leases, whether or not in accordance with its terms; or (xi) modify or change the terms of any guaranty of any of the Leases or cancel or terminate such guaranty.
2.4    Mortgagor covenants with Mortgagee, for so long as the indebtedness evidenced by the Notes or any part thereof or any other indebtedness secured by this Mortgage or the other Deeds of Trust shall remain unpaid, that Mortgagor shall: (i) observe and perform duly and punctually all the obligations imposed upon any lessor under the Leases and not to do or permit to be done anything to impair the value thereof; (ii) enforce the performance of each and every term, provision, covenant, agreement and condition in Leases to be performed by any lessee thereunder; (iii) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with any of the Leases, or the obligations, liabilities or duties of Mortgagor or any lessee under the Leases and, upon request by Mortgagee, to make appearance in the name and on behalf of Mortgagee, but at the expense of Mortgagor; (iv) exercise any option or election contained in or relating to any of the Leases which Mortgagee shall require; (v) upon written request by Mortgagee deliver to Mortgagee executed copies of any and all Leases, renewals and extensions of existing Leases and any and all subsequent Leases upon all or any part of the Premises; (vi) deliver to Mortgagee, promptly upon request by Mortgagee, duly executed tenant estoppel certificates with respect to Leases designated by Mortgagee to the extent the same is required under the terms of the Loan Agreement; (vii) if an Event of Default occurs, and the Loan has been accelerated deliver to Mortgagee, promptly upon request by Mortgagee, all security deposits held by Mortgagor pursuant to the terms of the Leases, which Mortgagee shall hold and disburse in accordance with the terms of the Leases; (viii) execute and deliver at the request of Mortgagee all such further assignments and other documents, instruments and assurances with respect to the Leases, Rents and Premises as Mortgagee shall from time to time require in order to effectuate the purposes of this Article; and (ix) if an Event of Default occurs, promptly upon request by Mortgagee deliver other records and instruments, including but not limited to rent rolls and books of account, that Mortgagee shall from time to time require.
2.5    This is a present, absolute, effective, irrevocable and completed assignment by Mortgagor to Mortgagee of the Leases and Rents and of the right to collect and apply the same, which is not contingent upon Mortgagee being in possession of the Premises. However, so long as there exists no Event of Default (beyond any applicable notice and cure period), Mortgagor shall have a conditional license to collect, but not more than one (1) month in advance, all Rents from the Premises, in trust for Mortgagee, and to use the same for payment of Impositions, insurance premiums which Mortgagor is required to pay hereunder or under the other Loan Documents, all amounts owing to Mortgagee or Lenders under the Notes and the other Loan Documents, and all other costs and expenses relating to the Premises which Mortgagor is required to pay under the Loan Documents, as and when due, before using said Rents for any other purpose.
2.6    Upon or at any time after and during the continuance of an Event of Default, or if any representation or warranty made by Mortgagor to Mortgagee in connection with the loan evidenced by the Notes is untrue in any material respect, Mortgagee may, at its option, but without obligation to do so, without notice to or consent of Mortgagor, either in person or by agent, without regard for the adequacy of the security for the indebtedness secured hereby, the commission of waste or the solvency of Mortgagor, with or without bringing any action or proceeding, or by a receiver or trustee to be appointed by a court, enter upon, take possession of, maintain, manage and operate the Premises, make, execute, enforce, modify, alter, cancel and accept the surrender of Leases (whether or not the same extend beyond the term of this Mortgage), obtain or evict tenants, fix or modify Rents, refund and collect security deposits, and do any acts which Mortgagee deems proper to protect the security hereof, and during the continuance of an Event of Default, either with or without taking possession of the Premises, in its own name or in the name of Mortgagor, sue for or otherwise demand, collect, receive, and give receipts for all Rents, and apply the same upon the costs of collection thereof, including the fees and costs of agents and attorneys employed by Mortgagee; upon the costs of managing, operating and leasing the Premises, including taxes, insurance, maintenance, repairs, improvements, the fees of professional managing agents, architects, engineers and appraisers, license and permit fees, leasing fees and commissions, and Mortgagee's out‑of‑pocket expenses; and upon any indebtedness secured hereby, in such order as Mortgagee may determine, subject to applicable statutory requirements, if any. Mortgagee or such a receiver shall be entitled to remain in possession of the Premises and to collect the Rents throughout any statutory period of redemption from a foreclosure sale. The entering upon and taking possession of the Premises, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default, or invalidate any act done pursuant to such Event of Default or notice of default. Mortgagee may, without entering into possession or pursuing any other remedy as provided in this section or at law or in equity, or in conjunction with such possession or pursuit of other remedy, give notice to any or all lessees authorizing and directing said lessees to pay Rents directly to Mortgagee. If a lessee receives such a notice, Mortgagor hereby directs such lessee to make payment pursuant thereto, and it shall be conclusively presumed, as between Mortgagor and such lessee, that such lessee is obligated and entitled to make such payment to Mortgagee, and that such payment constitutes payment of Rents under the Lease in question. Such notice may be given either in Mortgagee's or in Mortgagor's name. Mortgagor shall in every way facilitate the payment of Rents to Mortgagee, when Mortgagee has the right to receive the same hereunder. Mortgagee shall be accountable only for Rents actually collected hereunder and not for the rental value of the Premises. Mortgagee shall not be liable for any security deposit made by any lessee unless and until Mortgagee comes into actual, physical possession and control thereof. Failure of Mortgagee to collect, or discontinuance by Mortgagee from collecting, at any time, and from time to time, any Rents, shall not in any manner affect the rights of Mortgagee to thereafter collect the same.
2.7    During the existence of an Event of Default, Mortgagee shall have the right to take possession of and use, without rental or charge, any fixtures, equipment, furniture, appliances, personal property, books of account and records of Mortgagor or its agents located in or constituting a part of the Premises in connection with Mortgagee's occupancy, management and operation of the Premises. Mortgagee shall be deemed to be the creditor of any lessee in respect of any assignment for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor‑relief proceeding affecting such lessee; provided, however, that Mortgagee shall not be obligated to file timely claims in such proceedings or to otherwise pursue any creditor's rights therein.
2.8    Mortgagor shall, at Mortgagor's sole cost and expense, appear in and defend any dispute, action or proceeding arising under, growing out of or in any manner connected with or affecting any of the Leases or the obligations, duties or liabilities of Mortgagor or any lessee thereunder, and shall pay all costs and expenses of Mortgagee, including attorneys' fees (prior to trial, at trial and on appeal), in connection with any such dispute, action or proceeding in which Mortgagee may appear or with respect to which it may otherwise incur costs or expenses, whether or not Mortgagee prevails therein.
2.9    Should Mortgagor fail to make any payment or to do any act as herein provided, then Mortgagee may, but without obligation to do so, without notice or demand to or upon Mortgagor, and without releasing Mortgagor from any obligation hereof, make or do the same in such manner and to such extent as Mortgagee may deem necessary or desirable to protect the security hereof, including specifically, without limiting its general powers, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee, and observing, performing and discharging all or any of the obligations, covenants and agreements of Mortgagor in the Leases, provided Mortgagee shall give Mortgagor one Business Day prior written notice of same. In exercising any such powers, Mortgagee may pay its costs and expenses, employ counsel and incur and pay attorneys' fees (prior to trial, at trial and on appeal), and shall receive reimbursement thereof from Mortgagor upon demand. Mortgagor hereby grants to Mortgagee an irrevocable power of attorney, coupled with an interest, to perform all of the acts and things provided for in this Article as Mortgagor's agent and in Mortgagor's name.
2.10    Mortgagor agrees to reimburse Mortgagee and Lenders, upon demand, for all sums expended by Mortgagee and Lenders under the authority hereof, together with interest thereon at the Default Rate specified in the Notes from the date expended, and the same shall be added to the indebtedness evidenced by the Notes and shall be secured by this Mortgage.
2.11    MORTGAGEE SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM MORTGAGEE'S FAILURE TO LET THE PREMISES, OR ANY PART THEREOF, OR FROM ANY OTHER ACT OR OMISSION OF MORTGAGEE UNDER OR RELATING TO THE LEASES (REGARDLESS OF WHETHER SUCH LOSS IS THE RESULT OF MORTGAGEE'S NEGLIGENCE) UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE, NOR SHALL MORTGAGEE BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY UNDER THE LEASES BY REASON OF THIS INSTRUMENT OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER. Mortgagee shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of, Rents under the Leases, but shall be accountable only for Rents that Mortgagee actually receives. Mortgagor will indemnify and hold harmless Mortgagee (for purposes of this paragraph, the term "Mortgagee" shall include the directors, officers, partners, employees and agents of Mortgagee and Lenders and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Mortgagee) from and against, and reimburse Mortgagee for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred under the Leases by reason of this instrument or the exercise of rights or remedies hereunder, or which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases, including specifically any obligation or responsibility for any security deposits or other deposits delivered to Mortgagor by any lessee under any Lease and not assigned and delivered to Mortgagee. THE RELEASES AND INDEMNITIES CONTAINED IN THIS PARAGRAPH SHALL INCLUDE CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) RESULTING FROM THE NEGLIGENCE OF MORTGAGEE OR ANY STRICT LIABILITY, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE. The foregoing releases and indemnities shall not terminate upon release or other termination of the assignment pursuant to this paragraph. Any amount to be paid under this paragraph by

Mortgagor to Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee, shall bear interest from the date such amount becomes due until paid at the Default Rate stated in the Notes, and shall be secured by this Mortgage and by any other instrument securing the Notes. The assignment pursuant to this paragraph shall not operate to place responsibility upon Mortgagee for the control, care, management or repair of the Premises, nor for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Premises by the tenants or by any other parties or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. Mortgagee shall not be deemed to be a partner of, or a joint venturer with, Mortgagor with respect to the Premises or to be a participant of any kind in the management or operation of the Premises. Neither this assignment, nor the exercise by Mortgagee of its rights hereunder, shall be deemed to constitute Mortgagee a mortgagee in possession of the Premises, unless Mortgagee elects in writing to be so constituted.
2.12    The assignment pursuant to this Article is primary in nature to the obligation evidenced and secured by the Notes, this Mortgage and any other document given to secure and collateralize the indebtedness secured by this Mortgage. Mortgagor agrees that Mortgagee may enforce this assignment without first resorting to or exhausting any other security or collateral; provided however, that nothing herein contained shall prevent Mortgagee from suing on the Notes, foreclosing this Mortgage and/or exercising any other right under any document securing the payment of the Notes or at law or equity.
2.13    In the event any lessee under the Leases relating to a Lease for more than 50,000 square feet should be the subject of any proceeding under the Federal Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of any of the Leases assigned hereby, Mortgagor covenants and agrees that if any Lease is so rejected, no settlement for damages shall be made without the prior written consent of Mortgagee (which shall not be unreasonably withheld or delayed and which consent shall be deemed to have been given if Mortgagee does not notify Mortgagor of its decision within five (5) Business Days after Mortgagor's request for such consent), and any check in payment of damages for rejection of any such Lease will be made payable to both Mortgagor and Mortgagee. Mortgagor hereby assigns any such payment to Mortgagee and further covenants and agrees that upon the request of Mortgagee, it will duly endorse to the order of Mortgagee any such check, the proceeds of which will be applied to the Notes and other indebtedness secured by this Mortgage, principal, interest, attorneys' and collection fees and other amounts, in such order as Mortgagee in its sole discretion may determine.
2.14    Nothing contained herein and no act done or omitted by Mortgagee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Mortgagee or Lenders of their rights and remedies under the Notes or a waiver or curing of any default hereunder or under the Notes, and the assignment pursuant to this Article is made and accepted without prejudice to any of the rights and remedies possessed by Mortgagee or Lenders under the terms of the Notes. The right of Mortgagee to collect said principal sum, interest and indebtedness and to enforce any other security therefor held by it may be exercised by Mortgagee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

2.15    Notwithstanding (a) the fact that any Lease or the leasehold estate created thereby may be held, directly or indirectly, by or for the account of any person or entity which shall have an interest in the fee estate of the Premises, (b) the operation of law or (c) any other event, lessee's leasehold estate under such Lease shall not merge into the fee estate and the lessee shall remain obligated under such lease as assigned by this assignment.
ARTICLE III
REMEDIES UPON DEFAULT
3.1    Events of Default. Upon written notice to Mortgagor, any of the following events will constitute an Event of Default hereunder (an "Event of Default"):
(a)default in the payment of principal or interest as provided under the terms of the Notes or the Loan Agreement, which is not cured within any applicable grace and/or notice and cure period, if any, provided in the Notes or the Loan Agreement with respect to such default; or
(b)a breach by Mortgagor of any representation, warranty or covenant in this Mortgage which is not cured within any applicable notice and cure period, if any, provided in the Loan Agreement with respect to such breach;
(c)a default occurs under any of the other Deeds of Trust and is not cured within any applicable notice and cure period provided for therein or in the Loan Agreement; or
(d)the occurrence of an Event of Default, as defined in the Loan Agreement.
3.2    Acceleration Upon Default, Additional Remedies. Upon the occurrence of an Event of Default, Mortgagee may, at its option, declare all indebtedness secured hereby to be immediately due and payable without presentment, demand, protest or notice of any kind. Thereafter Mortgagee may:
(a)Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged Property, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Mortgaged Property, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including, without limitation, attorneys' fees, upon any indebtedness secured hereby, all in such order as Mortgagee may determine. The entering upon and taking possession of the Mortgaged Property, the collection of such Rents, and the application thereof as aforesaid, will not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Mortgaged Property or the collection, receipt and application of Rents, Mortgagee will be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default;
(b)Commence an action to foreclose this Mortgage as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;
(c)Deliver to Mortgagor a written demand to turn over to Mortgagee all Rents in the possession or control of Mortgagor at the time of the written demand or collected thereafter, less payment of any expenses authorized by Mortgagee in writing; or
(d)Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing all or any portion of the obligations secured hereby, or by law or equity.
3.3    Foreclosure. Mortgagee may institute any one or more actions of mortgage foreclosure against all or any part of the Mortgaged Property, or take such other action at law, equity or by contract for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Loan. The unpaid balance of any judgment shall bear interest at the greater of: (a) the statutory rate provided for judgments, or (b) the Default Rate. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Loan which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Mortgaged Property by judicial proceedings, the Mortgaged Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Mortgaged Property or in any other security hereunder or otherwise appertaining to the Loan or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Loan or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property. If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Debt or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property, it being expressly understood and agreed, however, that nothing herein contained shall prevent Mortgagee from asserting in any proceeding disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale, that any such tenancies adversely affect the value of the Mortgaged Property.

3.4    Possession. To the extent permitted by applicable law and while an Event of Default exists Mortgagee may enter into possession of the Mortgaged Property, with or without legal action, collect therefrom all rentals (which term shall also include sums payable for use and occupation) and, after deducting all reasonable costs of collection and administration expense, apply the net rentals to any or all of the following in such order and amounts as Mortgagee, in Mortgagee's sole discretion, may elect: the payment of any sums due under any Lien, Taxes, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, and on account and in reduction of the Debt; in and for that purpose, Mortgagor hereby assigns to Mortgagee all rentals due and to become due under the Leases or rights to use and occupation of the Mortgaged Property hereafter created, as well as all rights and remedies provided in such Leases or at law or in equity for the collection of the rentals. The taking of possession and collections of rents by Mortgagee shall not be construed to be an affirmation of any Leases or acceptance of attornment with respect to any Leases of all or any portion of the Mortgaged Property. Mortgagee, in its reasonable discretion, may, as attorney in fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted, hold, operate, manage and control the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its reasonable discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Mortgaged Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent, and with full power: to cancel or terminate any Leases for any cause or on any ground which would entitle Mortgagor to cancel the same; to elect to disaffirm any Leases which are then subordinate to the lien of this Mortgage; to extend or modify any then-existing Leases and to make new Leases, which extensions, modifications and new Leases may provide for terms to expire, or for options to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property is subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Mortgage indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and to enter into any management, leasing or brokerage agreements covering the Mortgaged Property.
3.5    Appointment of Receiver. Upon the occurrence of an Event of Default, Mortgagee, as a matter of right and without notice to Mortgagor or anyone claiming under Mortgagor, and without regard to the then value of the Mortgaged Property or the adequacy of any security for the obligations then secured hereby, will have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers will have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided herein and in the Loan Agreement and will continue as such and exercise all such powers until the later of (i) the date of delivery of a deed-in-lieu of foreclosure or a sheriff’s deed, as the case may be; (ii) the disbursement of all proceeds of the Mortgaged Property collected by such receiver and the payment of all expenses incurred in connection therewith; or (iii) the termination of such receivership with the consent of Mortgagee or pursuant to an order of a court of competent jurisdiction.
3.6    Remedies Not Exclusive. Mortgagee is entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Mortgage or under any Loan Document or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement whether by court action or other powers herein contained, will prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee is entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and Mortgagee may pursue inconsistent remedies. Upon any sale made under or by virtue of this Article III, Mortgagee may bid for and then acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations of Mortgagor the net sales price after deducting therefrom the reasonable expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage or under any of the Loan Documents.
3.7    Request for Notice. Mortgagor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth in Section 5.5 of this Mortgage.
ARTICLE IV
SECURITY AGREEMENT
4.1    Creation of Security Interest. Mortgagor hereby grants to Mortgagee a security interest in and to all the Personal Property to secure Mortgagor's obligations hereunder and under the other Loan Documents.
4.2    Representations, Warranties and Covenants of Mortgagor. Mortgagor hereby represents, warrants and covenants (which representations, warranties and covenants will survive creation of any indebtedness of Mortgagor to Mortgagee or Lenders and any extension of credit thereunder) as follows:
(a)The Personal Property is not used or bought for personal, family or household purposes.
(b)The tangible portion of the Personal Property will be kept on or at the Premises; and Mortgagor shall not, without the prior written consent of Mortgagee,

remove the Personal Property or any portion thereof therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which will be promptly replaced by Mortgagor with similar items of comparable value.
(c)At the request of Mortgagee, Mortgagor shall join Mortgagee in executing one or more financing statements and fixture filings pursuant to the Uniform Commercial Code of New Jersey as in effect in the State of New Jersey ("Uniform Commercial Code"), in form satisfactory to Mortgagee and shall pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Mortgagee to be necessary or desirable.
(d)Mortgagor does not do business under any trade name except as previously disclosed in writing to Mortgagee. Mortgagor shall immediately notify Mortgagee in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name and shall, upon request of Mortgagee, execute any additional financing statements or other certificates necessary to reflect the adoption or change in trade name or fictitious business name.
(e)Mortgagor shall immediately notify Mortgagee of any claim against the Personal Property adverse to the interest of Mortgagee therein.
4.3    Use of Personal Property by Mortgagor. Until the occurrence and during the continuance of an Event of Default, Mortgagor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Mortgage and not inconsistent with any policy of insurance thereon.
4.4    Remedies Upon an Event of Default.
(a)In addition to the remedies provided in Section 3.2, upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at its option, do any one or more of the following:
(i)Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Mortgagor and all others claiming under Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Mortgagor with respect to the Personal Property or any part thereof. In the event Mortgagee demands or attempts to take possession of the Personal Property in the exercise of any rights under this Mortgage, Mortgagor agrees to promptly turn over and deliver possession thereof to Mortgagee;
(ii)Without notice to or demand upon Mortgagor, make such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any lien or encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorneys' fees) incurred in connection therewith;
(iii)Require Mortgagor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Mortgagee and reasonably convenient to both parties, and promptly deliver such Personal Property to Mortgagee or an agent or representative designated by Mortgagee. Mortgagee and its agents and representatives have the right to enter upon any or all of Mortgagor's premises and property to exercise Mortgagee's rights hereunder;
(iv)Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Mortgagee by this Mortgage, by any other Loan Document or by law, either concurrently or in such order as Mortgagee may determine. Without limiting the generality of the foregoing, Mortgagee may proceed, in any sequence, (i) to exercise its rights under Section 3.2 and Section 3.3 with respect to all or any portion of the Mortgaged Property and all or any portion of the Personal Property, (ii) to exercise its rights under this Section 4.4 with respect to all or any portion of the Personal Property, and (iii) to exercise its rights under the provisions of Section 12A:9-604 of the Uniform Commercial Code;
(v)Sell or cause to be sold in such order as Mortgagee may determine, as a whole or in such parcels as Mortgagee may determine, the Personal Property and the remainder of the Mortgaged Property;
(vi)Sell, lease or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Mortgagee may determine. Mortgagee or any Lender may be a purchaser at any sale; and
(vii)Exercise any remedies of a secured party under the Uniform Commercial Code or any other applicable law.
(b)Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give Mortgagor at least five (5) days' prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made. Such notice may be mailed to Mortgagor at the address set forth in Section 5.5.
(c)Subject to the terms of Sections 1.14 and 8.5(b) of the Loan Agreement, the proceeds of any sale under Section 4.4(a) will be applied as follows:
(i)To the repayment of the reasonable costs and expenses of taking, holding and preparing for the sale and the selling of the Personal Property (including, without limitation, costs of litigation and attorneys' fees) and the discharge of all Impositions, liens and encumbrances, and claims thereof, if any, on the Personal Property prior to the security interest granted herein (except any

Impositions or liens and encumbrances subject to which such sale has been made);
(ii)To the payment of all indebtedness and obligations owing to Mortgagee or Lenders under the Notes and other Loan Documents, all Swap Contracts and all other obligations that are secured by this Mortgage, in such order as Mortgagee determines; and
(iii)The surplus, if any, will be paid to Mortgagor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
(d)Mortgagee has the right to enforce one or more remedies under this Section 4.4 successively or concurrently; and such action will not operate to estop or prevent Mortgagee from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the provisions hereof will not operate to release Mortgagor until full payment of any deficiency has been made in cash.
4.5    Security Agreement. This Mortgage constitutes and is deemed to be a "security agreement" for all purposes of the Uniform Commercial Code; and Mortgagee is entitled to all the rights and remedies of a "secured party" under the Uniform Commercial Code.
4.6    Financing Statement and Fixture Filing. This Mortgage is intended to be and constitutes a fixture filing pursuant to the provisions of the Uniform Commercial Code with respect to all fixtures included within the Mortgaged Property and is being recorded as a fixture financing statement and filing under the Uniform Commercial Code, and covers property, goods and equipment which are or are to become fixtures related to the Premises. Mortgagor covenants and agrees that this Mortgage is to be filed in the real estate records of the county where the Premises is located and shall also operate from the date of such filing as a fixture filing in accordance with Subsections 9‑502(b) and (c) and other applicable provisions of the Uniform Commercial Code. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to the Uniform Commercial Code, as amended, and is to be filed for record in the real estate records of the county where the Premises is situated. Mortgagor shall be deemed to be the "debtor" and Mortgagee shall be deemed to be the "secured party" for all purposes under the Uniform Commercial Code. The full name of Mortgagor and Mortgagor's type of organization, and the full name of Mortgagee and Mortgagee's type of organization, are set forth on the signature page of this Mortgage. The mailing address of Mortgagor and Mortgagee are set forth in Section 5.5 (Notices) below. Mortgagor is the record owner of the Premises. Mortgagor grants to Mortgagee a security interest in all existing and future goods which are now or in the future become fixtures relating to the Premises and the proceeds thereof, including, without limitation, the goods and proceeds thereof described in Exhibit B. Mortgagor hereby authorizes Mortgagee to file any financing statement or financing statement amendment covering the Personal Property or relating to the security interested created herein without the signature of Mortgagor, as debtor. Mortgagor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Mortgagee may require. Without the prior written consent of Mortgagee,

Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in such items, including replacements and additions thereto. Upon the occurrence and during the continuance of an Event of Default, Mortgagee will have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee's option, may also invoke the other remedies provided in this Mortgage.
ARTICLE V
MISCELLANEOUS
5.1    Amendments. This instrument cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.
5.2    Mortgagor Waiver of Rights. Mortgagor waives to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Mortgaged Property, (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created (provided Mortgagor is not waiving notice and cure rights expressly provided for in the Loan Documents), and (iii) all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of New Jersey pertaining to the rights and remedies of sureties. Without limiting the generality of the foregoing, Mortgagor waives, to the extent permitted by law, all rights to direct the order in which any of the Mortgaged Property will be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property or any other property now or hereafter constituting security for the indebtedness secured hereby marshaled upon any foreclosure of this Mortgage or of any other security for any of such indebtedness.
5.3    Statements by Mortgagor. Mortgagor shall, within ten (10) days after written notice thereof from Mortgagee, deliver to Mortgagee a written statement stating the unpaid principal of and interest on the Notes and any other amounts secured by this Mortgage and stating whether any offset or defense exists against such principal and interest.
5.4    Loan Statement Fees. Mortgagor shall pay the amount demanded by Mortgagee or its authorized loan servicing agent for any statement regarding the obligations secured hereby; provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.
5.5    Notices. All notices, requests and demands to be made hereunder to the parties hereto must be in writing and must be delivered to the applicable address stated below by any of the following means: (a) personal service; (b) by a nationally recognized air courier service, (c) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by a nationally recognized air courier service or by registered or certified, first class mail, return receipt requested); or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a),

(b) or (c) hereof will be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (d) will be deemed received three (3) days following deposit in the mail.

If to Mortgagor:	KBSII 100-200 CAMPUS DRIVE, LLC c/o KBS Capital Advisors LLC 590 Madison Avenue, 26th Floor New York, NY 10022 Attention: Randi Kaufman, Senior Vice President, Asset Management

With a copy to:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Todd Smith, VP Controller, Corporate

With a copy to:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Jeff Waldvogel, Director of Finance & Reporting

With a copy to:	Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attention: Bruce Fischer, Esq.

If to Mortgagee:	U.S. Bank National Association Commercial Real Estate 4100 Newport Place, Suite 900 Newport Beach, CA 92660 Attention: Loan Administration
5.6    Intentionally Omitted.
5.7    Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Mortgage.
5.8    Invalidity of Certain Provisions. Every provision of this Mortgage is intended to be severable. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity will not affect the balance of the terms and provisions hereof, which terms and provisions will remain binding and enforceable. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if such lien is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially unsecured portion of the debt must be completely paid prior to the payment of the remaining secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, will be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.
5.9    Subrogation. To the extent that proceeds of the Notes are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Property, such proceeds have been or will be advanced by Mortgagee at Mortgagor's request and Mortgagee will be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.
5.10    Attorneys' Fees. If the Notes are not paid when due or if any Event of Default occurs, Mortgagor promises to pay all costs of enforcement and collection, including but not limited to, reasonable attorneys' fees, whether or not such enforcement and collection includes the filing of a lawsuit.
5.11    GOVERNING LAW. THIS MORTGAGE IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW JERSEY. MORTGAGOR AGREES THAT THE VENUE OF ANY ACTION ARISING FROM OR RELATING TO THIS MORTGAGE MAY BE LAID IN MORRIS COUNTY, NEW JERSEY.
5.12    Joint and Several Obligations. Should this Mortgage be signed by more than one party, all obligations herein contained will be deemed to be the joint and several obligations of each party executing this Mortgage. Any married person signing this Mortgage agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations contained herein. Section 7.19 of the Loan Agreement (the joint borrower provisions) is by this reference incorporated herein in its entirety.
5.13    Interpretation. In this Mortgage the singular includes the plural and the masculine includes the feminine and neuter gender and vice versa, if the context so requires.
5.14    Intentionally Deleted.
5.15    Release by Mortgagee - Swap Contracts. Notwithstanding the foregoing or anything else contained in the Loan Documents which may be construed to the contrary, prior to any full release or full reconveyance of the Mortgage, all Swap Contracts shall have been terminated, and any and all settlement payments and other payments, fees and costs owing by Mortgagor with respect to such Swap Contracts shall be paid prior to any such release or reconveyance. Mortgagee's rights under this Section 5.15 shall be in addition to any and all other rights of Mortgagee under the Swap Contracts and applicable law.
5.16    Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.

5.17    Debtor-Creditor Relationship. Nothing contained herein or in any Loan Document will be deemed to create or construed to create a partnership, joint venture or any relationship other than that of debtor-creditor. Mortgagor and Mortgagee expressly disclaim any intent to create a partnership or joint venture pursuant to this Mortgage, any other Loan Document, or any other document related hereto or thereto.
5.18    Nonforeign Entity. Section 1445 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Mortgagee that the withholding of tax will not be required in the event of the disposition of the Mortgaged Property pursuant to the terms of this Mortgage, Mortgagor hereby certifies, under penalty of perjury, that:
(a)Mortgagor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder; and
(b)Intentionally Deleted.
(c)Mortgagor is duly qualified to do business in New Jersey.
It is understood that Mortgagee may disclose the contents of this certification to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Mortgagor covenants and agrees to execute such further certificates, which must be signed under penalty of perjury, as Mortgagee reasonably requires. The covenant set forth herein will survive the foreclosure of the lien of this Mortgage or acceptance of a deed in lieu thereof.
5.19    Limited Recourse Provision. Except as to Guarantor as set forth in the Guaranty, Mortgagee and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Mortgagor, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Mortgagor (except for the Guarantor as provided in the Guaranty, but including KBSII REIT ACQUISITION I, LLC, KBSII REIT ACQUISITION XXV, LLC, KBSII REIT ACQUISITION V, LLC, KBS LIMITED PARTNERSHIP II or KBS REAL ESTATE INVESTMENT TRUST II, INC.). For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Mortgagor's liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Mortgagee's right to exercise any rights or remedies against any collateral securing the Loan.
5.20    Modification of Mortgage. This Mortgage is subject to modification pursuant to N.J.S.A. Sections 46:9-8.1 and 8.2. and shall be entitled to the priority provisions thereof.
5.51    Future Advances. Without limiting any other provision of this Mortgage, Mortgagee may make future advances and this Mortgage shall also secure repayment of any future advances made by Mortgagee and the unpaid balances of other advances made for the payment of taxes, assessments, maintenance, charges, insurance premiums or costs similar or dissimilar incurred for the protection of the Mortgaged Property or for the lien of this Mortgage, expenses incurred by Mortgagee, or advances made, if any, to enable the completion of the improvements for which the loan was originally made.
5.22    Commercial Loan. Mortgagor hereby stipulates and warrants that the Loan secured hereby is a commercial loan, and that all of the proceeds of such Loan will be used solely to acquire or carry on a business or commercial enterprise.
[Signatures on Following Page]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

"MORTGAGOR"

KBSII 100-200 CAMPUS DRIVE, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION I, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

S-1

ACKNOWLEDGMENTS
STATE OF CALIFORNIA COUNTY OF Orange )
On February 27, 2013, before me,	K. Godin, Notary Public
(insert name and title of the officer)
personally appeared Charles J. Schreiber, Jr. who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ K. Godin (Seal)

EXHIBIT A
LEGAL DESCRIPTION
That certain real property located in the Borough of Florham Park, County of Morris, State of New Jersey and more particularly described as follows:

Lot 4.02, block 1201 as shown on a map entitled "Final Plat of Major Subdivision, Florham Park corporate Centre, Phase 1, Block 1201, Lot 4, Borough of Florham Park, Morris County, New Jersey", prepared by Storch Engineers and file din the Morris County Clerks Officer on November 23, 1988 as Map No. 4720.

Lot 4.04 in Block 1201 as shown on a map entitled "Final Plat of Major Subdivision Florham Park Corporate Centre, Phase II, Block 1201, Lot 4, Borough of Florham Park, Morris County, New Jersey", prepared by Storch Engineers and filed in the Morris County Clerk's Office on September 15, 1989 as Map No. 4799.

FOR INFORMATION PURPOSES ONLY:
"In compliance with Chapter 157, Laws of 1977, premises herein is Lots 5 and 7 in Block 1201 on the Tax Map of the Borough of Florham Park, County of Morris, State of New Jersey.

A perpetual non-exclusive access easement over and across Campus Drive, the Landscaping Islands (as defined in the Landscaping Maintenance Agreement), the Campus Drive Jug Handle (as defined in the Landscaping Maintenance Agreement) and the Campus Drive Jug Handle Basin (as defined in the Landscaping Maintenance Agreement) as provided in that Deed recorded in Book 3503, page 287, and in that Landscaping Maintenance Agreement dated October 17, 2000, recorded in Deed Book 5270, page 150, Morris County Clerk's Office, Morris County, New Jersey.

A non-exclusive easement to develop, install, use, maintain, repair, inspect, remove and replace the Common Facilities (as defined in the Declaration), a non-exclusive easement in, upon, over, under, across, and through the Lots (as defined in the Declaration) for surface water drainage and runoff, an a non-exclusive blanket easement for entry upon, over, across, and through the Lots for the purpose for carrying out the objectives of the Declaration, as described in that Declaration of Cross-Easements as set forth in Deed Book 4262, page 369, as amended by First Amended Declaration of Cross-Easements as set forth in Deed Book 4748, page 36.

BEING ASLO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY);
Block 1201, Lot 5 7 7 on the official tax map of the Borough of Florham Park, County of Morris, State of New Jersey

EXHIBIT A

EXHIBIT B
DESCRIPTION OF PERSONAL PROPERTY
(a)    All personal property, including all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory and construction materials which Mortgagor now or hereafter owns or in which Mortgagor now or hereafter acquires an interest or right, including those which are now or hereafter located on or affixed to the Premises or used or useful in the operation, use or occupancy thereof or the construction of any improvements thereon, including any interest of Mortgagor in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other documents, of whatever kind or character, relating to the Premises;
(b)    All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the indebtedness secured hereby remains unpaid, may accrue from said goods, fixtures, furnishings, equipment and building materials or any part thereof or from the Premises or any part thereof, or which may be received or receivable by Mortgagor from any hiring, using, letting, leasing, subhiring, subletting, or subleasing thereof;
(c)    All of Mortgagor's present and future rights to receive payments of money, services or property, including rights to all deposits from tenants of the Premises, accounts receivable, deposit accounts, chattel paper, notes, drafts, contract rights (including all rights to payment under all purchase and sale agreements and other contracts), instruments, general intangibles and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, together with title or interest in all documents evidencing or securing the same; provided, however, notwithstanding Mortgagor's grant of a security interest in its rights under all purchase and sale agreements now or hereafter relating to the Premises, Mortgagor shall be free, without the approval or consent of Beneficiary, to amend, modify and/or terminate, at any time, and from time to time, such purchase and sale agreements;
(d)    All of Mortgagor's present and future rights, titles and interests, but not Mortgagor's obligations, duties or liabilities for any breach, in, under and to all Swap Contracts (as defined in the Loan Agreement) and all Swap Transactions (as defined in the Loan Agreement), and all amounts received by Mortgagor in connection therewith or to which Mortgagor is entitled thereunder;
(e)    All other intangible property and rights relating to the Premises or the operation thereof, or used in connection therewith, including all governmental permits relating to construction or other activities on the Premises, all names under or by which the Premises may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Premises, good will in any way relating to the Premises, and all licenses and permits relating in any way to, or to the operation of, the Premises;

EXHIBIT B - Page 1

(f)    Mortgagor's rights under all insurance policies covering the Premises or any of the aforesaid collateral, and all proceeds, loss payments and premium refunds payable regarding the same;
(g)    All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Premises;
(h)    All water stock relating to the Premises;
(i)    All causes of action, claims, compensation and recoveries for any damage to or condemnation or taking of the Premises or the aforesaid collateral, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Premises or the aforesaid collateral, or for any loss or diminution in value of the Premises or the aforesaid collateral;
(j)    All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Premises and all studies, data and drawings related thereto; and also all contracts and agreements of Mortgagor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Premises;
(k)    All Mortgagor's rights in proceeds of the loan evidenced by the Note (as defined in the Loan Agreement);
(l)    all present and future deposit accounts of Mortgagor (but not from any parent entity (direct or indirect) or any other Affiliate) held with Mortgagee, including, without limitation, any demand, time, savings, passbook or like accounts maintained by Mortgagor with Mortgagee, and all money, funds, instruments, securities, cash, cash equivalents and all other property of any nature whatsoever held with Mortgagee, whether or not deposited in any such deposit account.
(m)    without limiting any of the foregoing, any or all other present or future "fixtures," "equipment," "software," "inventory," "goods," "general intangibles," "payment intangibles," "commercial tort claims," "accounts," "contract rights," "instruments," "promissory notes," "investment property," "letter of credit rights," "letters of credit," "deposit accounts" and "documents" (as such quoted terms are defined in or encompassed by the New Jersey Uniform Commercial Code, as now or hereafter amended) located on, used in the operation of, arising or derived from or in way relating to the Premises, Swap Contracts (as defined in the Loan Agreement) or Swap Transactions (as defined in the Loan Agreement); and
(n)    all proceeds of the foregoing.
All terms used herein which are defined in the New Jersey Uniform Commercial Code (as now or hereafter amended) shall have the same meanings when used herein, unless the context requires otherwise.

EXHIBIT B - Page 2